UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2005

CREDIT ACCEPTANCE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan		48034-8339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-353-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, Credit Acceptance Corporation (the "Company") was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005. This resulted in a violation (the "Violation") of certain covenants in its Loan and Security Agreement, dated September 30, 2003, among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, Variable Funding Capital Corporation, Wachovia Capital Markets, LLC, and Systems & Services Technologies, Inc., as amended, and agreements related thereto (the "Loan Agreement") and its Third Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of June 9, 2004, among the Company, the Lenders which are parties thereto from time to time (each a "Bank" and collectively, the "Banks"), and Comerica Bank as Administrative Agent for the Banks , as amended, (the "Credit Agreement").

The Violation, and certain related violations, were previously waived by the necessary parties under the Loan Agreement and the Credit Agreement by written waivers that expire on December 15, 2005.

On November 14, 2005, the Company and certain other parties to the Loan Agreement, and on November 29, 2005, the Company and certain other parties to the Credit Agreement executed new waivers (i) extending the time for the required delivery of the Company's audited and unaudited financial statements and the filing of its Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005 to February 15, 2006, and (ii) waiving certain related violations. Both waivers expire on February 15, 2006 unless such financial statements are delivered and such reports are filed on or before February 15, 2006, in which case the waivers become permanent.

In connection with the new waivers, the Company entered into an amendment to the Loan and Security Agreement extending the commitment termination date under the Loan and Security Agreement from December 15, 2005 to February 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

December 5, 2005	By:	/s/ Douglas W. Busk

Name: Douglas W. Busk
Title: Treasurer